UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 299-6000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 19, 2025, FMC Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Santander US Capital Markets LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell $750,000,000 aggregate principal amount of the Company’s 8.450% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 (the “Notes”). The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the Underwriters, of the Notes. The Underwriting Agreement contains representations, warranties, conditions and covenants of the parties thereto and provides for indemnification by each of the Company and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-286896), which became effective upon filing with the Securities and Exchange Commission on May 1, 2025 (the “Registration Statement”).

The closing of the sale of the Notes is expected to occur on May 27, 2025, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discounts and the estimated offering expenses payable by the Company, are expected to be approximately $741 million. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference and incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated as of May 19, 2025, between FMC Corporation and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Santander US Capital Markets LLC.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION

Date: May 21, 2025	By:	/s/ Andrew D. Sandifer
Andrew D. Sandifer
Executive Vice President and Chief Financial Officer